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                                                                    Exhibit 8(f)

                          FUND PARTICIPATION AGREEMENT

   THIS AGREEMENT made as of the     day of        , 1999 by and among BT
Insurance Funds Trust ("TRUST"), a Massachusetts business trust, Bankers Trust Company ("ADVISER"), a New York banking corporation, and Massachusetts Mutual Life Insurance Company, a life insurance company organized under the laws of The Commonwealth of Massachusetts, and C.M. Life Insurance Company, a life insurance company organized under the laws of the state of Connecticut (collectively the "LIFE COMPANIES").

   WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "'40 Act"), as an open-end, diversified management investment company; and

   WHEREAS, TRUST is comprised of several series funds (each a "Portfolio"), with those Portfolios currently available being listed on Appendix A hereto; and

   WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies"); and

   WHEREAS, TRUST may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

   WHEREAS, TRUST has received an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by Variable Contract Separate Accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

   WHEREAS, LIFE COMPANIES have established or will establish one or more Separate Accounts to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

   WHEREAS, ADVISER is a "bank" as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act") and as such is excluded from the definition of "Investment Adviser" and is not required to register as an investment adviser pursuant to the Advisers Act; and

   WHEREAS, ADVISER serves as the TRUST's investment adviser; and

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANIES intend to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANIES at such shares' net asset value;

   NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANIES, TRUST, and ADVISER agree as follows:

                                   ARTICLE I

                              Sale of Trust Shares

   1.1 TRUST agrees to make available to the Separate Accounts of LIFE COMPANIES shares of the selected Portfolios as listed on Appendix B for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in TRUST's Registration Statement.

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   1.2 TRUST agrees to sell to LIFE COMPANIES those shares of the selected
Portfolios of TRUST which LIFE COMPANIES orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANIES shall be the designee of TRUST for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANIES receives the order by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANIES by telephone or facsimile (or by such other means as TRUST and LIFE COMPANIES may agree in writing) of such order by 10:00 a.m. New York time on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

   1.3 TRUST agrees to redeem on LIFE COMPANIES' request, any full or fractional shares of TRUST held by LIFE COMPANIES, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption, in accordance with the provisions of this Agreement and TRUST's Registration Statement. (In the event of a conflict between the provisions of this Agreement and the Trust's Registration Statement, the provisions of the Registration Statement shall govern.) For purposes of this Section 1.3, LIFE COMPANIES shall be the designee of TRUST for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANIES receives the request for redemption by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANIES by telephone or facsimile (or by such other means as TRUST and LIFE COMPANIES may agree in writing) of such request for redemption by 10:00 a.m. New York time on the next Business Day.

   1.4 TRUST shall furnish, on or before each ex-dividend date, notice to LIFE COMPANIES of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANIES hereby elect to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANIES or its designee of the number of shares so issued as payment of such dividends and distributions.

   1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANIES on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANIES with materially incorrect share net asset value information through no fault of LIFE COMPANIES, LIFE COMPANIES on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. LIFE COMPANIES shall also be entitled to recover from ADVISER the reasonable human resource and administrative costs of any additional computer or other technology use, printing and postage incurred by LIFE COMPANIES directly as the result of said incorrect share net asset value information. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANIES.

   1.6 At the end of each Business Day, LIFE COMPANIES shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANIES shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANIES by 10:00 a.m. New York Time on the Business Day next following LIFE COMPANIES's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

   1.7 If LIFE COMPANIES' order requests the purchase of TRUST shares, LIFE COMPANIES shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is

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transmitted by LIFE COMPANIES. If LIFE COMPANIES' order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANIES, TRUST will wire the redemption proceeds to LIFE COMPANIES on the same Business Day that the redemption order is transmitted by LIFE COMPANIES to TRUST, [unless doing so would require TRUST to dispose of Portfolio securities or otherwise incur additional costs]. In any event, proceeds shall be wired to LIFE COMPANIES within the time period permitted by the "40 Act or the rules, orders or regulations thereunder, and TRUST shall notify the person designated in writing by LIFE COMPANIES as the recipient for such notice of such delay by 3:00 p.m. New York Time on the same Business Day that LIFE COMPANIES transmit the redemption order to TRUST. If LIFE COMPANIES' order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Fund advised by ADVISER, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANIES transmit such order to TRUST.

   1.8 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the TRUST's Portfolios will not be sold directly to the general public.

   1.9 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of or liquidate any Portfolio of TRUST if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the TRUST (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

   1.10 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANIES or the Separate Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.

   [1.11 TRUST shall provide LIFE COMPANIES by 2:00 p.m. New York time each Business Day a confirmation of outstanding fund shares as of that Business Day. Such confirmation shall be provided by facsimile or other type of electronic transmission.]

                                   ARTICLE II

                         Representations and Warranties

   2.1 LIFE COMPANIES represent and warrant that they are an insurance company duly organized and in good standing under the laws of Massachusetts and Connecticut, respectively, and that they have legally and validly established each Separate Account as a segregated asset account under such laws, and that MML Distributors, LLC, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "'34 Act").

   2.2 LIFE COMPANIES represent and warrant that they have registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT"), if applicable, in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

   2.3 LIFE COMPANIES represent and warrant that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts, and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws (including all applicable blue sky laws) and further that the sale of the Variable Contracts shall comply in all material respects with applicable state insurance law suitability requirements.

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   2.4 LIFE COMPANIES represent and warrant that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

   2.5 TRUST represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the "33 Act and sold in accordance with all applicable federal laws, and TRUST shall be registered under the "40 Act prior to and at the time of any issuance or sale of such shares. TRUST, subject to Section 1.9 above, shall amend its registration statement under the "33 Act and the "40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

   2.6 TRUST represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANIES immediately upon having a reasonable basis for believing any Portfolio has ceased to comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance. Further, TRUST represents and warrants that it will notify LIFE COMPANIES immediately upon having a reasonable basis for believing that a variable contract of any other companies which use TRUST as an investment option fail to comply with the diversification requirements set forth in
Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5.

   2.7 TRUST represents and warrants that each Portfolio invested in by the Separate Account will be treated as a "regulated investment company" under Subchapter M of the Code, and will notify LIFE COMPANIES immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

   2.8 ADVISER represents and warrants that it shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

                                  ARTICLE III

                        Prospectus and Proxy Statements

   3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

   3.2 TRUST or its designee shall provide LIFE COMPANIES, free of charge, with as many copies of the current prospectus (or prospectuses), statements of additional information, annual and semi-annual reports and proxy statements for the shares of the Portfolios as LIFE COMPANIES may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. TRUST or its designee shall provide LIFE COMPANIES, at LIFE COMPANIES' expense, with as many copies of the current prospectus (or prospectuses) for the shares as LIFE COMPANIES may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by LIFE COMPANIES, TRUST or its designee shall provide such documentation (including a "camera ready" copy of the current prospectus (or prospectuses) as set in type or, at the request of LIFE COMPANIES, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the

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prospectus (or prospectuses) for the shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus (or prospectuses) for the TRUST shares printed together in one document. The TRUST shall use its best efforts to provide such prospectus (or prospectuses) to LIFE COMPANIES in PDF or camera ready format. The expenses of such printing will be apportioned between LIFE COMPANIES and TRUST in proportion to the number of pages of the Variable Contract and TRUST prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; TRUST shall bear the cost of printing the TRUST prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the TRUST shares and LIFE COMPANIES shall bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, LIFE COMPANIES shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the shares. In the event that LIFE COMPANIES request that TRUST or its designee provide TRUST's prospectus in a "camera ready" or diskette format, TRUST shall be responsible for providing the prospectus (or prospectuses) in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus (or prospectuses) in such format (e.g. typesetting expenses), and LIFE COMPANIES shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. The TRUST shall bear all the expenses associated with supplements to the prospectus that correct any errors or omissions made by the ADVISER or the TRUST within the prospectus.

   3.3 TRUST will provide LIFE COMPANIES with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANIES will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority. TRUST shall use its best efforts to provide LIFE COMPANIES with reasonable advance notice of proxy solicitations and prospectus supplements.

                                   ARTICLE IV

                                Sales Materials

   4.1 LIFE COMPANIES will furnish, or will cause to be furnished, to TRUST and ADVISER, each piece of sales literature or other promotional material in which TRUST or ADVISER is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or ADVISER objects to its use in writing within ten (10) Business Days after receipt of such material.

   4.2 TRUST and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANIES, each piece of sales literature or other promotional material in which LIFE COMPANIES or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use. No such material will be used if LIFE COMPANIES objects to its use in writing within ten (10) Business Days after receipt of such material.

   4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANIES or concerning LIFE COMPANIES, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANIES, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANIES or its designee, except with the written permission of LIFE COMPANIES.

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   4.4 LIFE COMPANIES and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

   4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the "40 Act, the "33 Act or rules thereunder.

                                   ARTICLE V

                              Potential Conflicts

   5.1 The parties acknowledge that TRUST has received an order from the SEC granting relief from various provisions of the "40 Act and the rules thereunder to the extent necessary to permit TRUST shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive Order requires TRUST and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. The TRUST will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANIES hereby.

   5.2 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts and with participants of Qualified Plans investing in TRUST. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of TRUST are being managed; (e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and
(g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

   5.3 LIFE COMPANIES will report any potential or existing conflicts of which it becomes aware to the Board. LIFE COMPANIES will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANIES to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANIES will be carried out with a view only to the interests of the Variable Contract owners.

   5.4 If a majority of the Board or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting LIFE COMPANIES, LIFE COMPANIES, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets

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allocable to some or all of the Separate Accounts from TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANIES' decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANIES may be required, at the election of TRUST, to withdraw the Separate Account's investment in TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

   For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TRUST or ADVISER (or any other investment adviser of TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANIES shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

   5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANIES.

   5.6 No less than annually, LIFE COMPANIES shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                                   ARTICLE VI

                                     Voting

   6.1 LIFE COMPANIES will provide pass-through voting privileges to all Variable Contract owners, if applicable, so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANIES, where applicable, will vote shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANIES will be responsible for assuring that each of its Separate Accounts that participates in TRUST calculates voting privileges in a manner consistent with other Participating Insurance Companies. LIFE COMPANIES will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

   6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then TRUST, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

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                                  ARTICLE VII

                                Indemnification

   7.1 Indemnification by LIFE COMPANIES. LIFE COMPANIES agree to indemnify and hold harmless TRUST, ADVISER and each of their Trustees, directors, principals, officers, employees and agents and each person, if any, who controls TRUST or ADVISER within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANIES, which consent shall not be unreasonably withheld) or litigation or threatened litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANIES by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

     (b) arise out of or result from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANIES, or persons under its control) or (ii) wrongful conduct of LIFE COMPANIES or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST by or on behalf of LIFE COMPANIES; or

     (d) arise as a result of any failure by LIFE COMPANIES to provide substantially the services and furnish the materials under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANIES in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANIES.

   7.2 LIFE COMPANIES shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

   7.3 LIFE COMPANIES shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANIES in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANIES of any such

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claim shall not relieve LIFE COMPANIES from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANIES shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANIES also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANIES to such party of LIFE COMPANIES's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANIES will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   7.4 Indemnification by TRUST and ADVISER. TRUST and ADVISER agree to indemnify and hold harmless LIFE COMPANIES and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANIES within the meaning of Section 15 of the "33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of TRUST and ADVISER which consent shall not be unreasonably withheld) or litigation or threatened litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to ADVISER or TRUST by or on behalf of LIFE COMPANIES for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

     (b) arise out of or result from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or TRUST or persons under its control) or (ii) gross negligence or wrongful conduct or willful misfeasance of TRUST or ADVISER or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANIES for inclusion therein by or on behalf of TRUST or ADVISER; or

     (d) arise as a result of (i) a failure by TRUST to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by TRUST.

   7.5 Neither TRUST nor ADVISER shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

   7.6 Neither TRUST nor ADVISER shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TRUST and ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TRUST and ADVISER of any such claim shall not relieve TRUST or ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, TRUST and ADVISER shall each be entitled to participate at its own expense in the defense thereof. TRUST and ADVISER shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from TRUST and ADVISER to such party of TRUST's and ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TRUST and ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  ARTICLE VIII

                               Term; Termination

   8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

   8.2 This Agreement shall terminate in accordance with the following provisions:

     (a) At the option of LIFE COMPANIES or TRUST at any time from the date hereof upon 90 days' notice, unless a shorter time is agreed to by the parties;

     (b) At the option of LIFE COMPANIES, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANIES. Prompt notice of election to terminate shall be furnished by LIFE COMPANIES, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

     (c) At the option of LIFE COMPANIES, upon the institution of formal proceedings against TRUST by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANIES' reasonable judgment, materially impair TRUST's ability to meet and perform TRUST's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANIES with said termination to be effective upon receipt of notice;

     (d) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANIES and/or its broker-dealer affiliates by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANIES' ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

     (e) In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of

  Variable Contracts issued or to be issued by LIFE COMPANIES. Termination shall be effective upon such occurrence without notice;

     (f) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANIES, [unless LIFE COMPANIES can meet the qualifications under the Code within a reasonable period of time];

     (g) At the option of LIFE COMPANIES, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANIES within ten days after written notice of such breach is delivered to TRUST;

     (h) At the option of TRUST, upon LIFE COMPANIES' breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANIES;

     (i) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

   In the event this Agreement is assigned without the prior written consent of LIFE COMPANIES, TRUST, and ADVISER, termination shall be effective immediately upon such occurrence without notice, except all parties hereto shall be permitted to assign this Agreement or any interest thereof to their ultimate parent holding company and any affiliate or subsidiary thereof, upon written notice but without obtaining the consent of the other parties. All assignees shall be appropriately licensed and comply with all applicable securities and insurance laws and regulations.

   [8.3 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANIES shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANIES' assets held in the Separate Accounts), and LIFE COMPANIES shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until thirty (30) days after the LIFE COMPANIES shall have notified TRUST of its intention to do so.]

                                   ARTICLE IX

                                    Notices

   Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to TRUST:

     BT Insurance Funds Trust
     c/o First Data Investor Services Group, Inc.
     101 Federal Street Boston, MA 02110
     Attn: Elizabeth Russell, Legal Dep't

     and

     c/o BT Alex. Brown
     One South Street, Mail Stop 1-18-6
     Baltimore, MD 21202
     Attn: Mutual Fund Services

     If to ADVISER:

     Bankers Trust Company--Structured Investment Management
     130 Liberty Street New York, NY 10006
     Attn.:       , Mail Stop 2355

     If to LIFE COMPANIES:

     Massachusetts Mutual Life Insurance Company and/or C.M. Life Insurance Company
     Office of the General Counsel
     1295 State Street Springfield, MA 01111-0001
     Attn: General Counsel

   Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                                   ARTICLE X

                                 Miscellaneous

   10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

   10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Trustees or officers of TRUST or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with TRUST or a Portfolio must look solely to the property of TRUST or that Portfolio, respectively, for enforcement of any claims against TRUST or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANIES so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANIES and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

   10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

   10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   10.8 If the Agreement terminates, the parties agree that Article 7 and Sections 10.5, 10.6 and 10.7 shall remain in effect after termination.

   10.9 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, ADVISER and the LIFE COMPANIES.

   10.10 No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                          BT Insurance Funds Trust

                                          By: _________________________________
                                             Name:
                                             Title:

                                          Bankers Trust Company

                                          By: _________________________________
                                             Name:
                                             Title:

                                          Massachusetts Mutual Life Insurance
                                           Company

                                          By: _________________________________
                                             Name:
                                             Title:

                                          C.M. Life Insurance Company

                                          By: _________________________________
                                             Name:
                                             Title:

                                   APPENDIX A

   To Participation Agreement by and among BT Insurance Funds Trust, Bankers Trust Company and Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company.

   List of portfolios:

   Strategic Life 12:
   BT Small Cap Index Fund
   BT EAFE(R) Equity Index Fund

   Panorama Premier and Panorama Passage:
   BT Small Cap Index Fund

                                   APPENDIX B

   To Participation Agreement by and among BT Insurance Funds Trust, Bankers Trust Company and Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company.

   List of variable separate accounts:

   Massachusetts Mutual Variable Life Separate Account III
   Massachusetts Mutual Variable Annuity Separate Account 4
   C.M. Multi-Account A


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